NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS RECORD QUARTERLY RESULTS

HOUSTON, August 5, 2019 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Net Income of $28.2 million, or $0.56 per diluted share

•	Adjusted Net Income of $22.9 million, or $0.45 per diluted share

•	Adjusted EBITDA of $69.0 million

•	Net cash provided by operations of $81.0 million

•	Record logistics and retail segment profitability

•	Record refining throughput of 172,900 bpd

•	Lowest refining production costs per barrel driven by 99%+ operational availability

•	Hawaii diesel hydrotreater (DHT) unit start-up in August 2019

•	Net debt to total capitalization improved from 52% at March 31, 2019 to 46% at June 30, 2019

Par Pacific reported net income of $28.2 million, or $0.56 per diluted share, for the quarter ended June 30, 2019, compared to $16.2 million, or $0.35 per diluted share, for the same quarter in 2018. Second quarter 2019 Adjusted Net Income was $22.9 million, compared to $14.5 million in the second quarter of 2018. Second quarter 2019 Adjusted EBITDA was $69.0 million, compared to $37.5 million in the second quarter of 2018. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Record financial and operating results in the second quarter continue to demonstrate the combined earnings power and balance of our businesses after our recent acquisitions,” said William Pate, Par Pacific's President and Chief Executive Officer. “Reliable and safe operations enabled the business to generate significant free cash flow and reduce indebtedness in the quarter.”

Refining
The Refining segment reported operating income of $33.2 million in the second quarter of 2019, compared to $27.1 million in the second quarter of 2018. Adjusted Gross Margin for the Refining segment was $98.7 million in the second quarter of 2019, compared to $63.6 million in the second quarter of 2018.

Refining Adjusted EBITDA was $43.3 million in the second quarter of 2019, compared to $28.9 million in the second quarter of 2018.

Hawaii
The 4-1-2-1 Singapore Crack Spread was $6.22 per barrel in the second quarter of 2019, compared to $6.42 per barrel in the second quarter of 2018. The Hawaii refinery’s throughput in the second quarter of 2019, across our two locations, was 116 thousand barrels per day (Mbpd). This compares to throughput of 74 Mbpd for the same quarter in 2018. Production costs were $2.82 per throughput barrel in the second quarter of 2019, compared to $3.55 per throughput barrel in the same period in 2018.

This month, the DHT is starting up ahead of schedule and under budget, and is expected to increase distillate production by 5-7 Mbpd when fully operational. This unit allows us to meet growing jet fuel demand in Hawaii and further positions us to benefit from IMO 2020.

Washington
The Pacific Northwest 5-2-2-1 Index averaged $17.14 per barrel in the second quarter of 2019. The Washington refinery’s throughput was 39 Mbpd and production costs were $4.42 per throughput barrel in the second quarter of 2019.

Wyoming
During the second quarter of 2019, the Wyoming 3-2-1 Index averaged $28.89 per barrel, compared to $24.99 per barrel in the second quarter of 2018. The Wyoming refinery’s throughput was 18 Mbpd in the second quarter of 2019. This compares to 17 Mbpd in the second quarter of 2018. Production costs were $5.58 per throughput barrel in the second quarter of 2019, compared to $6.14 per throughput barrel in the same period in 2018. The Wyoming refinery’s Adjusted Gross Margin of $16.78 per throughput barrel reflects a negative FIFO impact of approximately $1.9 million, or $1.16 per throughput barrel, in the second quarter of 2019.

Retail
The Retail segment reported operating income of $12.0 million in the second quarter of 2019, compared to $7.9 million in the second quarter of 2018. Adjusted Gross Margin for the Retail segment was $31.0 million in the second quarter of 2019, compared to $26.5 million in the same quarter of 2018.

Retail Adjusted EBITDA was $14.6 million in the second quarter of 2019, compared to $10.6 million in the second quarter of 2018. The Retail segment reported sales volumes of 31.8 million gallons in the second quarter of 2019, compared to 31.5 million gallons in the same quarter of 2018.

Logistics
The Logistics segment reported record operating income of $16.4 million in the second quarter of 2019, compared to $8.7 million in the second quarter of 2018. Adjusted Gross Margin for the Logistics segment was $23.4 million in the second quarter of 2019, compared to $12.7 million in the same quarter of 2018.

Logistics Adjusted EBITDA was $20.4 million in the second quarter of 2019, compared to $10.3 million in the second quarter of 2018.

In Hawaii, the previously announced pipeline tie-in project has been completed and enables enhanced commercial and operational flexibility between the Par East and West facilities.

Laramie Energy
Equity earnings from Laramie in the second quarter of 2019 were $0.5 million, compared to equity losses of $2.4 million in the second quarter of 2018. Laramie’s total net loss was $2.6 million in the second quarter of 2019, compared to a net loss of $8.8 million in the second quarter of 2018. Laramie’s total Adjusted

EBITDAX was $14.2 million in the second quarter of 2019, compared to $22.9 million in the second quarter of 2018.

Liquidity
Net cash provided by operations totaled $81.0 million for the three months ended June 30, 2019, compared to $18.7 million during the three months ended June 30, 2018. At June 30, 2019, Par Pacific’s cash balance totaled $106.2 million, long-term debt totaled $644.1 million, and total liquidity was $175.0 million.

Conference Call Information
A conference call is scheduled for Tuesday, August 6, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-877-407-3982 inside the U.S. or 1-201-493-6780 outside the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investor Relations page. A telephone replay will be available until August 20, 2019 and may be accessed by calling 1-844-512-2921 inside the U.S. or 1-412-317-6671 outside the U.S. and using the conference ID 13691990#.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy and infrastructure businesses. Par Pacific’s strategy is to acquire and develop energy and infrastructure businesses in logistically-complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 148,000-bpd of combined refining capacity, a logistics system supplying the major islands of the state and 91 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000-bpd of combined refining capacity, related multimodal logistics systems, and 33 retail locations.  Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; expected refinery throughput; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire and operate energy, related retailing and infrastructure companies with attractive competitive positions; the timing and expected results of certain development projects, including Par Pacific’s investment in an isomerization unit and diesel hydrotreater, as well as the impact of such investments on Par Pacific’s product mix and on-island sales; anticipated synergies and other benefits of the Island Energy Services transaction and the U.S. Oil & Refining Co. transaction; the anticipated financial and operating results of the assets acquired in the Island Energy Services transaction and the U.S. Oil & Refining Co. transaction and their effect on Par Pacific’s cash flows and profitability (including free cash flow and earnings per share); and other risks and uncertainties detailed in Par Pacific’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that Par Pacific files with the Securities and Exchange Commission (SEC). Additionally, forward looking statements are subject to certain risks, trends, and uncertainties, such as changes to financial condition and liquidity; the volatility of crude oil and refined product prices; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Suneel Mandava
SVP, Finance
(713) 969-2136
smandava@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$1,409,409	$856,396	$2,600,744	$1,621,835
Operating expenses
Cost of revenues (excluding depreciation)	1,251,842	747,924	2,312,574	1,409,823
Operating expense (excluding depreciation)	74,830	53,060	148,504	104,070
Depreciation, depletion, and amortization	21,919	12,775	42,876	25,812
General and administrative expense (excluding depreciation)	11,379	12,905	23,044	24,110
Acquisition and integration costs	818	749	3,702	1,381
Total operating expenses	1,360,788	827,413	2,530,700	1,565,196
Operating income	48,621	28,983	70,044	56,639
Other income (expense)
Interest expense and financing costs, net	(20,278)	(10,544)	(38,988)	(18,921)
Debt extinguishment and commitment costs	(3,690)	—	(9,186)	—
Other income, net	2,177	657	2,264	776
Change in value of common stock warrants	(957)	(74)	(2,239)	671
Change in value of contingent consideration	—	—	—	(10,500)
Equity earnings (losses) from Laramie Energy, LLC	491	(2,352)	792	3,224
Total other income (expense), net	(22,257)	(12,313)	(47,357)	(24,750)
Income (loss) before income taxes	26,364	16,670	22,687	31,889
Income tax benefit (expense)	1,805	(492)	66,574	(526)
Net income	$28,169	$16,178	$89,261	$31,363

Weighted-average shares outstanding
Basic	49,960	45,684	49,529	45,659
Diluted	50,074	45,723	55,580	45,700

Income per share
Basic	$0.56	$0.35	$1.78	$0.68
Diluted	$0.56	$0.35	$1.75	$0.68
Balance Sheet Data
(Unaudited)
(in thousands)

	June 30, 2019	December 31, 2018
Balance Sheet Data
Cash and cash equivalents	$106,190	$75,076
Working capital (1)	(117,055)	4,348
Debt, including current portion	644,096	392,640
Total stockholders’ equity	659,563	512,329
________________________________________

(1)	Working capital is calculated as (i) total current assets, excluding cash and cash equivalents less (ii) total current liabilities, excluding current portion of long-term debt.

Operating Statistics
The following table summarizes certain operational data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019 (1)	2018 (1)	2019 (1)	2018 (1)
Total Refining Segment
Feedstocks Throughput (Mbpd) (2)	172.9	91.2	167.6	91.9
Refined product sales volume (Mbpd) (2)	176.4	95.3	171.1	98.9

Hawaii Refinery
Feedstocks Throughput (Mbpd)	116.2	73.9	114.6	75.0

Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.1%	28.1%	22.9%	28.2%
Distillates	44.5%	48.7%	43.7%	47.9%
Fuel oils	24.3%	16.6%	26.6%	16.4%
Other products	5.2%	3.4%	3.5%	4.3%
Total yield	97.1%	96.8%	96.7%	96.8%

Refined product sales volume (Mbpd)
On-island sales volume	113.5	71.9	110.2	70.7
Exports sale volume	4.4	6.8	5.0	10.7
Total refined product sales volume	117.9	78.7	115.2	81.4

Adjusted Gross Margin per bbl ($/throughput bbl) (3)	$3.46	$5.34	$3.60	$5.27
Production costs per bbl ($/throughput bbl) (4)	2.82	3.55	2.82	3.60
DD&A per bbl ($/throughput bbl)	0.43	0.65	0.43	0.68

Washington Refinery
Feedstocks Throughput (Mbpd) (2)	39.1	—	38.2	—

Yield (% of total throughput)
Gasoline and gasoline blendstocks	24.1%	—%	24.1%	—%
Distillate	35.2%	—%	35.8%	—%
Asphalt	18.8%	—%	17.6%	—%
Other products	19.2%	—%	19.9%	—%
Total yield	97.3%	—%	97.4%	—%

Refined product sales volume (Mbpd) (2)	40.9	—	40.9	—

Adjusted Gross Margin per bbl ($/throughput bbl) (3)	$9.92	$—	$9.44	$—
Production costs per bbl ($/throughput bbl) (4)	4.42	—	4.63	—
DD&A per bbl ($/throughput bbl)	1.50	—	1.67	—

Wyoming Refinery
Feedstocks Throughput (Mbpd)	17.6	17.3	16.9	16.9

Yield (% of total throughput)
Gasoline and gasoline blendstocks	48.0%	47.2%	50.2%	48.5%
Distillate	45.5%	48.0%	43.7%	46.4%
Fuel oils	1.6%	0.7%	1.7%	1.6%
Other products	2.8%	1.9%	1.9%	1.1%
Total yield	97.9%	97.8%	97.5%	97.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2019 (1)	2018 (1)	2019 (1)	2018 (1)
Wyoming Refinery (continued)
Refined product sales volume (Mbpd)	17.6	16.6	17.3	17.5

Adjusted Gross Margin per bbl ($/throughput bbl) (3)	$16.78	$17.58	$15.72	$15.82
Production costs per bbl ($/throughput bbl) (4)	5.58	6.14	6.59	6.92
DD&A per bbl ($/throughput bbl)	2.97	1.98	2.82	2.15

Market Indices ($ per barrel)
4-1-2-1 Singapore Crack Spread (5)	$6.22	$6.42	$6.55	$6.40
Pacific Northwest 5-2-2-1 Index (6)	17.14	—	14.31	—
Wyoming 3-2-1 Index (7)	28.89	24.99	22.03	20.35

Crude Prices
Brent crude price	$68.47	$74.92	$66.16	$71.08
WTI crude price	59.91	67.91	57.42	65.42
ANS	69.40	75.12	66.76	71.23
Bakken Clearbrook	58.49	67.58	56.68	64.83
WCS Hardisty	47.35	49.59	45.82	43.19
Brent M1-M3	1.42	0.76	0.75	0.74

Retail Segment
Retail sales volumes (thousands of gallons) (8)	31,810	31,489	61,544	53,679

________________________________________

(1)
Previously reported logistics pipeline throughput volumes have been removed from the Operating Statistics table post-closing of the Washington refinery acquisition as we have determined that pipeline throughput is no longer a relevant indicator of logistics segment profitability given the low weighting of pipeline movements at the Washington refinery. Operating income (loss) per bbl has also been removed from the table because we do not believe it to be an indicative measure of our refineries’ profitability.

(2)
Feedstocks throughput and sales volumes per day for the Washington refinery for the three and six months ended June 30, 2019 are calculated based on the 91 and 171-day periods for which we owned the Washington refinery in 2019, respectively. As such, the amounts for the total refining segment represent the sum of the Hawaii and Wyoming refineries’ throughput or sales volumes averaged over the three and six months ended June 30, 2019 plus the Washington refinery’s throughput or sales volumes averaged over the periods from April 1, 2019 to June 30, 2019 and January 11, 2019 to June 30, 2019, respectively. The 2018 amounts for the total refining segment represent the sum of the Hawaii and Wyoming refineries’ throughput or sales volumes averaged over the three and six months ended June 30, 2018.

(3)
Please see discussion of Adjusted Gross Margin below. We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the under the first-in, first-out (“FIFO”) inventory costing method.

(4)
Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There is a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refinery including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statement of operations, which also includes costs related to our bulk marketing operations.

(5)
The profitability of our Hawaii business is heavily influenced by crack spreads in the Singapore market. This market reflects the closest liquid market alternative to source refined products for Hawaii. We believe the 4-1-2-1 Singapore crack spread (or four barrels of Brent crude oil converted into one barrel of gasoline, two barrels of distillate (diesel and jet fuel) and one barrel of fuel oil) best reflects a market indicator for our Hawaii operations.

(6)
We believe the Pacific Northwest 5-2-2-1 Index is the best market indicator for our operations in Tacoma, Washington. The Pacific Northwest 5-2-2-1 Index is computed by taking two parts gasoline (sub-octane), two parts middle distillates (ULSD and jet fuel), and one part fuel oil as created from a barrel of Alaskan North Slope crude. The 2019 prices for the three and six months ended June 30, 2019 represent the price averaged over the periods from April 1, 2019 to June 30, 2019 and January 11, 2019 to June 30, 2019, respectively.

(7)
The profitability of our Wyoming refinery is heavily influenced by crack spreads in nearby markets. We believe the Wyoming 3-2-1 Index is the best market indicator for our operations in Wyoming. The Wyoming 3-2-1 Index is computed by taking two parts gasoline and one part distillate (ULSD) as created from three barrels of West Texas Intermediate Crude Oil (“WTI”). Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado.

(8)
Retail sales volumes for the three and six months ended June 30, 2018 include the 91 days and 100 days of retail sales volumes from Northwest Retail since its acquisition on March 23, 2018, respectively. The 2019 amounts represent the sum of the Hawaii and Northwest Retail sales volumes for the three and six months ended June 30, 2019.

Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies.
Adjusted Gross Margin
Adjusted Gross Margin is defined as (i) operating income (loss) plus operating expense (excluding depreciation), impairment expense, inventory valuation adjustments (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase obligations, and purchase price allocation adjustments), depreciation, depletion, and amortization (“DD&A”), RINs loss (gain) in excess of net obligation (see definition below), and unrealized losses (gains) on derivatives or (ii) revenues less cost of revenues (excluding depreciation) plus inventory valuation adjustments and unrealized losses (gains) on derivatives. We define cost of revenues (excluding depreciation) as the hydrocarbon-related costs of inventory sold, transportation costs of delivering product to customers, crude oil consumed in the refining process, costs to satisfy our Renewable Identification Numbers (“RINs”) obligations, and certain hydrocarbon fees and taxes. Cost of revenues (excluding depreciation) also includes the unrealized gains (losses) on derivatives and inventory valuation adjustments that we exclude from Adjusted Gross Margin.
Beginning in the fourth quarter of 2018, Adjusted Net Income (loss) excludes RINs losses (gains) recorded in excess of our net RINs obligation (“RINs loss (gain) in excess of net obligation”). Our RINs obligations to comply with Renewable Fuels Standards are recorded as liabilities and measured at fair value as of the end of the reporting period. Our RINs assets, which include RINS purchased in on the open market and RINs generated by blending biofuels as part of our refining process, are stated at the lower of cost or net realizable value (NRV) as of the end of the reporting period. During periods of rising RINs market prices, we recognize unrealized losses associated with the increase in the fair value of our RINs liabilities. We do not adjust the carrying value of our RINs assets because such assets are stated at the lower of cost or NRV under GAAP. This adjustment represents the income statement effect of reflecting our RINs liability on a net basis, as the settlement of any open obligation would first be offset by RINs assets rather than purchasing such RINs obligations at market prices. We have recast the non-GAAP information for the three and six months ended June 30, 2018 to conform to the current period presentation.
Management believes Adjusted Gross Margin is an important measure of operating performance and uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. Management believes Adjusted Gross Margin provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost or net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation, depletion, and amortization.
Adjusted Gross Margin should not be considered an alternative to operating income (loss), net cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted Gross Margin presented by other companies may not be comparable to our presentation since each company may define this term differently as they may include other manufacturing costs and depreciation expense in cost of revenues.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended June 30, 2019	Refining	Logistics	Retail
Operating income	$33,185	$16,371	$12,026
Operating expense (excluding depreciation)	55,393	3,028	16,409
Depreciation, depletion, and amortization	14,613	3,989	2,532
Inventory valuation adjustment	(21,556)	—	—
RINs loss (gain) in excess of net obligation	2,713	—	—
Unrealized loss (gain) on derivatives	14,379	—	—
Adjusted Gross Margin (1)	$98,727	$23,388	$30,967

Three months ended June 30, 2018	Refining	Logistics	Retail
Operating income	$27,082	$8,650	$7,857
Operating expense (excluding depreciation)	34,747	2,385	15,924
Depreciation, depletion, and amortization	7,475	1,673	2,697
Inventory valuation adjustment	(12,091)	—	—
RINs loss (gain) in excess of net obligation	890	—	—
Unrealized loss (gain) on derivatives	5,496	—	—
Adjusted Gross Margin (1)	$63,599	$12,708	$26,478

Six Months Ended June 30, 2019	Refining	Logistics	Retail
Operating income	$47,548	$28,790	$22,090
Operating expense (excluding depreciation)	110,648	5,392	32,464
Depreciation, depletion, and amortization	28,491	7,885	4,906
Inventory valuation adjustment	(21,171)	—	—
RINs loss (gain) in excess of net obligation	(1,799)	—	—
Unrealized loss (gain) on derivatives	20,677	—	—
Adjusted Gross Margin (1)	$184,394	$42,067	$59,460

Six Months Ended June 30, 2018	Refining	Logistics	Retail
Operating income (2)	$53,155	$17,443	$13,595
Operating expense (excluding depreciation)	72,096	4,207	27,763
Depreciation, depletion, and amortization	15,837	3,315	4,565
Inventory valuation adjustment	(23,978)	—	—
RINs loss (gain) in excess of net obligation	890	—	—
Unrealized loss (gain) on derivatives	1,991	—	—
Adjusted Gross Margin (1)	$119,991	$24,965	$45,923
_______________________________
(1) For the three and six months ended June 30, 2019 and 2018, there was no impairment expense.

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding changes in the value of contingent consideration and common stock warrants, acquisition and integration costs, unrealized (gains) losses on derivatives, debt extinguishment and commitment costs, release of tax valuation allowance, inventory valuation adjustment, severance costs, impairment expense, (gain) loss on sale of assets and Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives. Beginning in the fourth quarter of 2018, Adjusted Net Income (Loss) also excludes RINs loss (gain) in excess of net obligation (as defined in the Adjusted Gross Margin section above).

Adjusted EBITDA is Adjusted Net Income (Loss) excluding interest expense and financing costs, taxes, DD&A, and equity losses (earnings) from Laramie Energy, excluding Par’s share of Laramie’s unrealized loss (gain) on derivatives.We have recast the non-GAAP information for the three and six months ended June 30, 2018 to conform to the current period presentation.
We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures that allow investors to assess:

•	The financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation, or as a substitute for, operating income (loss), net income (loss), cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss) and Adjusted EBITDA presented by other companies may not be comparable to our presentation as other companies may define these terms differently.
The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$28,169	$16,178	$89,261	$31,363
Inventory valuation adjustment	(21,556)	(12,091)	(21,171)	(23,978)
RINs loss (gain) in excess of net obligation	2,713	890	(1,799)	890
Unrealized loss (gain) on derivatives	14,335	5,496	20,677	1,991
Acquisition and integration costs	818	749	3,702	1,381
Debt extinguishment and commitment costs	3,690	—	9,186	—
Release of tax valuation allowance (1)	(2,318)	—	(67,669)	—
Change in value of common stock warrants	957	74	2,239	(671)
Change in value of contingent consideration	—	—	—	10,500
Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives (2)	(3,859)	3,157	(5,090)	1,169
Adjusted Net Income (3)	22,949	14,453	29,336	22,645
Depreciation, depletion, and amortization	21,919	12,775	42,876	25,812
Interest expense and financing costs, net	20,278	10,544	38,988	18,921
Equity losses (earnings) from Laramie Energy, LLC, excluding Par’s share of unrealized loss (gain) on derivatives	3,368	(805)	4,298	(4,393)
Income tax expense (benefit)	513	492	1,095	526
Adjusted EBITDA	$69,027	$37,459	$116,593	$63,511
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(1)	Included in Income tax benefit (expense) on our Condensed Consolidated Statements of Operations.

(2)	Included in Equity earnings (losses) from Laramie Energy, LLC on our Condensed Consolidated Statements of Operations.

(3)	For the three and six months ended June 30, 2019 and 2018, there were no severance costs, impairment expense, or (gain) loss on sale of assets.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted Net Income (loss)	$22,949	$14,453	$29,336	$22,645
Undistributed Adjusted Net Income allocated to participating securities (1)	265	217	336	313
Adjusted Net Income attributable to common stockholders	22,684	14,236	29,000	22,332
Plus: effect of convertible securities	2,452	—	—	—
Numerator for diluted income per common share	$25,136	$14,236	$29,000	$22,332

Basic weighted-average common stock shares outstanding	49,960	45,684	49,529	45,659
Add dilutive effects of common stock equivalents	5,712	39	69	41
Diluted weighted-average common stock shares outstanding	55,672	45,723	49,598	45,700

Basic Adjusted Net Income (loss) per common share	$0.45	$0.31	$0.59	$0.49
Diluted Adjusted Net Income (loss) per common share	$0.45	$0.31	$0.58	$0.49
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(1)	Participating securities include restricted stock that has been issued but has not yet vested.
Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) by segment excluding depreciation, depletion, and amortization expense, inventory valuation adjustment, unrealized loss (gain) on derivatives, and severance costs. Beginning in the fourth quarter of 2018, Adjusted EBITDA by segment also excludes RINs loss (gain) in excess of net obligation (as defined in the Adjusted Gross Margin section above). We have recast the non-GAAP information for the three and six months ended June 30, 2018 to conform to the current period presentation. Adjusted EBITDA for the Corporate and Other segment also includes Other income, net, which is presented below operating income (loss) on our consolidated statements of operations.
We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis. The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended June 30, 2019
	Refining	Logistics	Retail	Corporate and Other
Operating income by segment	$33,185	$16,371	$12,026	$(12,961)
Depreciation, depletion, and amortization	14,613	3,989	2,532	785
Inventory valuation adjustment	(21,556)	—	—	—
RINs loss (gain) in excess of net obligation	2,713	—	—	—
Unrealized loss (gain) on derivatives	14,379	—	—	(44)
Acquisition and integration costs	—	—	—	818
Other income/expense	—	—	—	2,177
Adjusted EBITDA (1)	$43,334	$20,360	$14,558	$(9,225)

	Three Months Ended June 30, 2018
	Refining	Logistics	Retail	Corporate and Other
Operating income by segment	$27,082	$8,650	$7,857	$(14,606)
Depreciation, depletion, and amortization	7,475	1,673	2,697	930
Inventory valuation adjustment	(12,091)	—	—	—
RINs loss (gain) in excess of net obligation	890	—	—	—
Unrealized loss (gain) on derivatives	5,496	—	—	—
Acquisition and integration costs	—	—	—	749
Other income/expense	—	—	—	657
Adjusted EBITDA (1)	$28,852	$10,323	$10,554	$(12,270)

	Six Months Ended June 30, 2019
	Refining	Logistics	Retail	Corporate and Other
Operating income by segment	$47,548	$28,790	$22,090	$(28,384)
Depreciation, depletion and amortization	28,491	7,885	4,906	1,594
Inventory valuation adjustment	(21,171)	—	—	—
RINs loss (gain) in excess of net obligation	(1,799)	—	—	—
Unrealized loss (gain) on derivatives	20,677	—	—	—
Acquisition and integration costs	—	—	—	3,702
Other income/expense	—	—	—	2,264
Adjusted EBITDA (1)	$73,746	$36,675	$26,996	$(20,824)

	Six Months Ended June 30, 2018
	Refining	Logistics	Retail	Corporate and Other
Operating income by segment	$53,155	$17,443	$13,595	$(27,554)
Depreciation, depletion and amortization	15,837	3,315	4,565	2,095
Inventory valuation adjustment	(23,978)	—	—	—
RINs loss (gain) in excess of net obligation	890	—	—	—
Unrealized loss (gain) on derivatives	1,991	—	—	—
Acquisition and integration costs	—	—	—	1,381
Other income/expense	—	—	—	776
Adjusted EBITDA (1)	$47,895	$20,758	$18,160	$(23,302)
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(1)	There were no severance costs for the three and six months ended June 30, 2019 and 2018.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), losses on settled derivative instruments, interest expense, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, pipeline (payment) deficiency accrual, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$(2,570)	$(8,846)	$(5,553)	$(1,556)
Commodity derivative loss (gain)	(11,390)	4,930	959	467
Losses on settled derivative instruments	3,000	3,135	(12,024)	2,990
Interest expense	3,832	2,225	6,824	4,210
Non-cash preferred dividend	(12)	1,151	1,232	2,256
Depreciation, depletion, amortization, and accretion	21,661	17,649	43,650	33,090
Exploration and geological and geographical expense	166	172	228	230
Bonus accrual	(2,554)	795	(1,817)	(1,136)
Equity-based compensation expense	71	1,553	141	3,107
Loss (gain) on disposal of assets	1,593	(2)	1,512	(8)
Pipeline (payment) deficiency accrual	—	—	(1,162)	(1,178)
Expired acreage (non-cash)	397	153	419	267
Total Adjusted EBITDAX	$14,194	$22,915	$34,409	$42,739